EVOLUTIONARY TREE CAPITAL MANAGEMENT LLC

CODE OF ETHICS

Adopted January 31, 2018

Change Date: August 11, 2020

I.	INTRODUCTION

High ethical standards are essential for the success of the Adviser and to maintain the confidence of clients. The Adviser’s long-term business interests are best served by adherence to the principle that the interests of clients come first. We have a fiduciary duty to clients to act solely for the benefit of our clients. All personnel of the Adviser, including directors, officers and employees of the Adviser, must put the interests of the Adviser’s clients before their own personal interests and must act honestly and fairly in all respects in dealings with clients. All personnel of the Adviser must also comply with all federal securities laws. In recognition of the Adviser’s fiduciary duty to its clients and the Adviser’s desire to maintain its high ethical standards, the Adviser has adopted this Code of Ethics (the “Code”) containing provisions designed to prevent improper personal trading, identify conflicts of interest and other forms of prohibited or unethical business practices, and provide a means to resolve any actual or potential conflicts in favor of the Adviser’s clients. The Code is designed to ensure that the high ethical standards maintained by the Adviser continue to be applied and is designed to comply with Rule 204A-1 under the Advisers Act and Rule 17j-1 of the Investment Company Act of 1940 (the “1940 Act”).

Adherence to the Code and the related restrictions on personal investing is considered a basic condition of employment by the Adviser. If you have any doubt as to the propriety of any activity, you should consult with the Chief Compliance Officer (“CCO”), who is charged with the administration of this Code.

The CCO is responsible for the overall administration of the Code except with respect to the trading activity of the Personal Accounts (as defined below) related to the CCO, which will be administered by the Compliance Manager.

II.	DEFINITIONS

1.	Access Person means any partner, officer, member or employee of the Adviser, or other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser (i) who has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding portfolio holdings of any reportable fund or (ii) who is involved in making securities recommendations to clients (or who has access to such recommendations that are nonpublic).

2.	Automatic Investment Plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan.

3.	Beneficial ownership includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect financial interest other than the receipt of an advisory fee.

4.	Covered Person means any director/manager, officer, employee or Access Person of the Adviser.

5.	Personal Account means any account that may hold a Reportable Security:

(i)	In which a Covered Person has any beneficial ownership; or

(ii)	That is maintained by or for:

●	A Covered Person's spouse (other than a legally separated or divorced spouse of the Covered Person for which the Covered Person provides no financial support), domestic partner (of the same or opposite gender) and minor children;

●	Any other immediate family members (e.g., siblings, parents and in-laws) who live in the Covered Person’s household;

●	Any person (i) who is financially dependent on the Covered Person, including those persons residing with the Covered Person and those not residing with the Covered Person, such as financially dependent children away at college, or (ii) for whom the Covered Person provides discretionary advisory services; and

●	Any partnership, corporation or other entity in which the Covered Person has a 25% or greater beneficial interest, or in which the Covered Person exercises effective control.

6.	Restricted List shall have the meaning given to it in Section IV.3 of the Code.

7.	Reportable Security means a security as defined in Section 202(a)(18) of the Investment Advisers Act of 1940, as amended, and includes any derivative, commodities, options or forward contracts relating thereto, securities-based swaps, interests in limited partnerships and other private funds, shares of exchange-traded funds, and shares of registered funds managed by the Adviser or registered funds whose adviser or principal underwriter controls the Adviser, is controlled by the Adviser or is under common control with the Adviser (each a “Reportable Fund”), except that Reportable Security does not include:

(i)	Direct obligations of the Government of the United States;

(ii)	Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

(iii)	Shares issued by money market funds;

(iv)	Shares issued by registered open-end funds other than Reportable Funds; and

(v)	Shares issued by unit investment trusts that are invested exclusively in one or more registered open-end funds, none of which is a Reportable Fund.

8.	Short Sale means the sale of securities that the seller does not own.

III.	APPLICABILITY OF CODE OF ETHICS

Unless otherwise specified, this Code applies to all Personal Accounts of all Covered Persons. A list of all Covered Persons and Personal Accounts will be maintained by the Compliance Manager.

IV.	RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

1.	General. It is the responsibility of each Covered Person to ensure that a particular securities transaction being considered for his or her Personal Account is not subject to a restriction contained in this Code or otherwise prohibited by any applicable laws. Personal securities transactions for Covered Persons may be effected only in accordance with the provisions of this Section.

2.	Preclearance of Transactions in Personal Account. A Covered Person must obtain the prior written approval of the CCO, or his designee, before engaging in any transaction in a Reportable Security in his or her Personal Account unless the account is under contract to and managed by the Adviser. The CCO, or his designee, may approve the transaction if the CCO concludes that the transaction would comply with the provisions of this Code and is not likely to have any adverse economic impact on clients. A request for preclearance must be made by completing the Preclearance Form and submitting it to the Compliance Manager in advance of the contemplated transaction. A Preclearance Form is attached as Attachment A. Any approval given under this paragraph will remain in effect for [24] hours.

3.	Prohibitions on Trading in Securities on the Restricted List. Trading of any security of an issuer appearing on the Restricted List (as defined in this Section IV.3) in a Personal Account is prohibited absent the CCO’s prior approval. The “Restricted List” will consist of (i) issuers with respect to which the Adviser or a Covered Person has come into possession of material nonpublic information and (ii) any other issuers as determined by the CCO. The CCO will administer the Restricted List.

4.	Short Sales. A Covered Person may not engage, in a Personal Account, in any short sale of a security on the Restricted List.

5.	Initial Public Offerings. A Covered Person may not acquire any direct or indirect beneficial ownership in any securities in any initial public offering without prior written approval of CCO.

6.	Private Placements and Investment Opportunities of Limited Availability. A Covered Person may not acquire any beneficial ownership in any securities in any private placement of securities or investment opportunity of limited availability unless the CCO has given express prior written approval. The CCO, in determining whether approval should be given, will take into account, among other factors, whether the investment opportunity should be reserved for clients and whether the opportunity is being offered to the Covered Person by virtue of his or her position with the Adviser.

7.	Management of Non-Adviser Accounts. Covered Persons are prohibited from managing accounts for third parties who are not clients of the Adviser or serving as a trustee for third parties unless the CCO preclears the arrangement and finds that the arrangement would not harm any client. The CCO may require the Covered Person to report transactions for such account and may impose such conditions or restrictions as are warranted under the circumstances.

V.	EXCEPTIONS FROM PRECLEARANCE PROVISIONS

This section sets forth limited exceptions to the preclearance requirements. The following transactions are excepted from the preclearance requirements of Section IV.2:

1.	Purchases or sales that are non-volitional on the part of the Covered Person such as purchases or acquisitions arising from stock dividends, dividend reinvestments, stock splits, mergers, consolidations, tender offers, private equity liquidations (to cash/shares or via IPO) or exercise of rights;

2.	Purchases or sales pursuant to an Automatic Investment Plan; and

3.	Subject to compliance with Section VI.4 below, transactions effected in any account over which the Covered Person has no direct or indirect influence or control (e.g., blind trust, discretionary account or trust managed by a third party).

Notwithstanding the above exceptions to the preclearance requirements, unless otherwise noted herein, the restrictions and reporting obligations of the Code continue to apply to any transaction excepted from preclearance pursuant to this Section.

VI.	REPORTING AND OTHER MATTERS

1.	New Accounts. A Covered Person must notify the CCO and Compliance Manager promptly of any new Personal Accounts or existing Personal Accounts that have been moved to a different broker or custodian.

2.	Initial and Annual Holdings Reports. A Covered Person must submit initial and annual holdings reports to the Compliance Manager as follows:

●	Contents of Holdings Reports. Initial and annual holdings reports must contain, at a minimum:

a.	the title and type of security, and, as applicable, the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Reportable Security in which the Covered Person has any beneficial ownership;

b.	the name of any broker, dealer or bank with which the Covered Person maintains an account in which any securities are held for the Covered Person’s benefit; and

c.	the date that the Covered Person submits the report.

A form of the initial and annual holdings report is set forth in Attachment B.

●	Timing of Holdings Reports.

a.	Initial Holdings Report. A Covered Person must submit to the Compliance Manager an initial holdings report within 10 days of the date of becoming a Covered Person. The information contained in the initial holdings report must be current as of a date no more than 45 days prior to such employment commencement date.

b.	Annual Holdings Report. A Covered Person must submit to the Compliance Manager an annual holdings report at least once each 12-month period after submitting the initial holdings report. The information contained in the annual holdings report must be current as of a date no more than 45 days prior to the date the report was submitted.

3.	Quarterly Transaction Reporting. A Covered Person must submit to the Compliance Manager quarterly transaction reports.

●	Content of Transaction Reports. Each transaction report must contain, at a minimum, the following information about each transaction involving a Reportable Security during the quarter in which the Covered Person had, or as a result of the transaction acquired, any beneficial ownership:

a.	the date of the transaction, the title, and, as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares and principal amount of each Reportable Security involved;

b.	the nature of the transaction (i.e., the purchase, sale or any other type of acquisition or disposition);

c.	the price of the security at which the transaction was effected;

d.	the name of the broker, dealer or bank with or through which the transaction was effected; and

e.	the date the Covered Person submits the report.

A form of transaction report is set forth as Attachment C.

●	Timing of Transaction Reports. A Covered Person must submit a transaction report no later than 30 days after the end of each calendar quarter.

●	Transaction and Account Statements from Broker-Dealers and Banks. In lieu of providing the transaction reports set forth above, a Covered Person may direct each broker-dealer and bank where such Covered Person maintains an account that he or she has direct or indirect influence or control to transmit to the CCO each and every trade confirmation or account statement no later than 30 days after the end of each calendar quarter. The Covered Person is required to execute the certification contained in Attachment C affirming that all transactions in Reportable Securities in which the Covered Person had any beneficial ownership during the period are reflected by such trade confirmations or account statements.

4.	Exceptions to Reporting Requirements. A Covered Person need not submit any report otherwise required under the Code (e.g., quarterly transactions reports or initial and annual holdings reports) with respect to securities held in accounts over which the Covered Person has no direct or indirect influence or control (each, a “Non-Control Account”) or transaction reports with respect to transactions effected pursuant to an automatic investment plan. Prior to relying on the reporting exception for a Non-Control Account, the Covered Person must obtain the approval of the CCO that the account qualifies as a Non-Control Account. In connection with seeking and maintaining such approval, the Covered Person must submit to the CCO:

(i)	an executed certification that the Covered Person has no direct or indirect influence or control over the account, at the time of the initial request for approval and annually thereafter (a form of this certification is attached as Attachment D);

(ii)	information about the relationship between the trustee or manager of the account and the Covered Person; and

(iii)	to the extent reasonably practicable, a certification from the manager or trustee of the account that the Covered Person has no direct or indirect influence or control over the account.

5.	Violations of the Code. Covered Persons must report any suspected or actual violations promptly to the CCO. The CCO will keep records of any violation of the Code and of any action taken as a result.

6.	Transactions Subject to Review. The Reportable Securities transactions reported on the quarterly transaction reports and/or trade confirmations and account statements will be reviewed and compared against client Reportable Securities transactions.

VII.	RECORDKEEPING

The CCO, assisted by the Compliance Manager, will keep in an easily accessible place for at least five (5) years copies of this Code, all trade confirmations, account statements, periodic statements and reports of Covered Persons, copies of all preclearance forms, certifications and other information relating to Non-Control Accounts, records of violations and actions taken as a result of violations, acknowledgments and other memoranda relating to the administration of this Code.

The CCO, assisted by the Compliance Manager, will maintain a list of all Covered Persons of the Adviser currently and for the last five (5) years.

All trade confirmations, account statements and/or periodic statements of Covered Persons may be kept electronically in a computer database.

VIII.	OVERSIGHT OF CODE OF ETHICS

1.	Acknowledgment. The CCO, assisted by the Compliance Manager, will annually distribute a copy of the Code to all Covered Persons. The CCO, assisted by the Compliance Manager, will also distribute promptly all amendments to the Code. All Covered Persons are required to acknowledge in writing their receipt of this Code annually and upon any amendments. A form of acknowledgment is attached as Attachment E.

2.	Review of Transactions. The CCO, or his designee, will review each Covered Person’s Reportable Securities transactions in Personal Accounts against the Restricted List and preclearance records. Any personal transactions that the CCO has determined to be a material violation of this Code will be reported promptly to the Adviser’s senior management. The Compliance Manager of the Adviser will review the CCO’s transactions and preclearance requests.

3.	Sanctions. Adviser’s management, with advice of legal counsel, at their discretion, will consider reports made to them and upon determining that a violation of this Code has occurred, may impose such sanctions or remedial action as they deem appropriate or to the extent required by law. These sanctions may include, among other things, disgorgement of profits, suspension or termination of employment and/or criminal or civil penalties.

4.	Authority to Exempt Transactions. The CCO has the authority to exempt any Covered Person or any personal securities transaction of a Covered Person from any or all of the provisions of this Code if the CCO determines that such exemption would not contravene (i) any interests of a client or (ii) any of the provisions of Rule 204A-1 or other applicable law. The CCO will document any exception or exemption granted, describing the circumstances and reasons for the exception or exemption.

5.	ADV Disclosure. The CCO will ensure that the Adviser’s Form ADV (i) describes the Code in Item 11 of Part 2A and (ii) offers to provide a copy of the Code to any client or prospective client upon request.

IX.	CONFIDENTIALITY

All reports of personal securities transactions and any other information filed pursuant to this Code will be treated as confidential to the extent permitted by law.

ATTACHMENT A

PRECLEARANCE FORM

FOR TRANSACTIONS IN PERSONAL ACCOUNTS OF COVERED PERSONS

Covered Persons must complete this Preclearance Form prior to engaging in any personal securities transaction (unless excepted by the Code of Ethics).

This document is available for use on the Evolutionary Team Site in the “Employee Compliance Forms” folder or see Compliance Manager.

ATTACHMENT A

EVOLUTIONARY TREE CAPITAL MANAGEMENT LLC

PRECLEARANCE FORM FOR TRANSACTIONS IN PERSONAL ACCOUNTS OF COVERED PERSONS

Covered Persons must complete this Preclearance Form prior to engaging in any personal securities transaction

(unless excepted by the Code of Ethics). Add additional pages as needed.

Employee Name:

Covered Person Name:

Security Name	Security Type	Transaction Type	Estimated Trade Date	Broker/ Dealer	IPO?	Private Placement?	Traded Last 30 days?	Approved/ Denied

Representation and Signature

By executing this form, I represent that the information contained herein is accurate and complete and that my trading in this investment is not based on any material nonpublic information. I understand that preclearance will only be in effect for 24 hours from the time of CCO approval.

Disposition of Preclearance Request by:

Employee Signature	Chief Compliance Officer Signature

Date	Date

ATTACHMENT A

EVOLUTIONARY TREE CAPITAL MANAGEMENT LLC

PRECLEARANCE FORM FOR TRANSACTIONS IN PERSONAL ACCOUNTS OF COVERED PERSONS

NOTES OR EXPLANATION OF “OTHER” SECURITY TYPE:

ATTACHMENT B

INITIAL HOLDINGS REPORT AND ANNUAL HOLDINGS REPORT

To:	Chief Compliance Officer

From:	[Covered Person]

Subject:	Personal Securities Transactions

Pursuant to the Code, you must submit an initial holdings report and an updated annual holdings report that lists all Reportable Securities (as defined in the Code) in which you have a direct or indirect Beneficial Ownership (as defined in the Code). You are not required to include all holdings of shares of open end investment companies (mutual funds).

Kindly complete the form below and return it to Chief Compliance Officer. If this is an Initial Holdings Report, it must be submitted no later than 10 days after the date on which the undersigned became a Covered Person. The information set forth in an Initial Holdings Report and an Annual Holdings Report must be current as of a date no more than 45 days prior to the date on which the report is submitted. An account statement may be attached to this form in lieu of the list below:

Date	Title & Amount of Security (including exchange ticker symbol or CUSIP number, number of shares and principal amount)	Name of Broker, Dealer or Bank Maintaining Account At Which Any Securities are Maintained

(Please attach additional pages if you require more space)

I certify that the names of any brokerage firms or banks where I have an account in which any securities are held are disclosed above, except for the following:

Signed:

Print Name:

Date:

ATTACHMENT C

QUARTERLY TRANSACTION REPORT

This report must be submitted to the Chief Compliance Officer no later than 30 days after the end of a calendar quarter.

Period of Report: From ___________________ to ____________________.

Date	Issuer	Debt: Amount, Interest Rate and Maturity Date	Equity: Number of shares	Purchase (P), Sale (S) or Short Sale (SS)	Price	Broker

_____I certify that I had no transactions in Reportable Securities for the above referenced period.

_____I certify that I have reported on this form, or that you have received duplicate brokerage confirmations or statements of, all transactions in Reportable Securities in which I had any direct or indirect beneficial ownership during the period covered by this report.

☐	Check here if duplicate monthly brokerage statements or trade confirmations have been submitted.

Name of Reporting Person:

Signature:

Date:

ATTACHMENT D

PERSONAL ACCOUNTS CERTIFICATION FORM

With respect to each account listed below, I, __________________________, hereby certify that during the reporting period from [____________ ] to [ ____________ ], I have not exercised any direct or indirect influence or control over the account and have requested that the manager or trustee of the account provide a certification to this effect.

Name of Account:

Date:
(Signature)

(Print Name)

ATTACHMENT E

CODE OF ETHICS

ACKNOWLEDGMENT

I hereby acknowledge receipt of the Evolutionary Tree Capital Management LLC Code of Ethics and certify that I have read and understand it and agree to abide by it. I hereby represent that all my personal securities transactions will be effected in compliance with the Code.

I also confirm that I have reported to the Chief Compliance Officer all transactions in which I had or obtained any direct or indirect beneficial ownership.

Date:
(Signature)

(Print Name)